ADVANCE CAPITAL I, INC.

BYLAWS

ARTICLE I
STOCKHOLDERS


     SECTION 1. ANNUAL MEETINGS. The Corporation shall be required to hold an annual meeting in any year only if the election of Directors, or other matter, is required to be acted on by stockholders under the Investment Company Act of 1940, as amended, and any rules and regulations promulgated thereunder (collectively the "1940 Act"). Any annual meeting of the stockholders shall be held on a date and time fixed from time to time by the Board of Directors at the registered office of the Corporation, or at such other place, within or without the State of Maryland, as may be determined by the Board of Directors and as shall be designated in the notice of said meeting.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be held at any place, within or without the State of Maryland, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board or at the request in writing of stockholders entitled to cast at least twenty-five (25) percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it; provided, however, that unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any Special Meeting of the stockholders held during the preceding twelve (12) months.

     SECTION 3. NOTICE OF MEETINGS AND STOCKHOLDER LIST. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting and each other stockholder entitled to notice of the meeting, by placing such notice in the mail at least ten (10) days, but not more than ninety (90) days, and in any event within the period prescribed by law, prior to the date named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. The notice of every meeting of stockholders may be accompanied by a form of proxy approved bythe Board of Directors in favor of such actions or persons as the Board of Directors may select.

     At least five (5) days prior to each meeting of stockholders, the officer or agent having charge of the share transfer books of the corporation shall make a complete list of stockholders entitled to vote at such meeting, in alphabetical order with the address of and the number of shares held by each stockholder.

     SECTION 4. RECORD DATE. The Board of Directors may fix a date not more than ninety (90) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting (or any adjournment thereof) or entitled to receive payment of any dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be. In such case, only stockholders of record at the close of business on the date so fixed shall be entitled to vote, to receive notice, or receive dividends or rights, or to exercise rights, notwithstanding any subsequent transfer on the books of the Corporation against transfers of shares during the whole or any part of such period. In the case of a meeting of stockholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

     SECTION 5. QUORUM AND STOCKHOLDER ACTION. Except as otherwise provided by statute or by the Articles of Incorporation, the presence in person or by proxy of stockholders of all the Corporation entitled to cast at least a majority of all the votes to be cast at the meeting shall constitute a quorum and a majority of all the votes cast at a meeting at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time as provided in Section 7 of this Article
I until a quorum shall be present. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 6. ORGANIZATION. At every meeting of the stockholders, the Chairman of the Board, if one has been selected and is present or, if not, the President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman, and the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

     SECTION 7. ADJOURNMENT. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called, provided, that the meeting may not be adjourned to a date more than the number of days after the original record date for the meeting permitted by law, and if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     SECTION 8. PRIOR NOTICE BY STOCKHOLDERS. At any annual meeting of stockholders, for business to be properly brought before the meeting by a stockholder or for a stockholder to be entitled to nominate a person for election as a director of the Company, the stockholder must have given notice thereof in writing to the Secretary of the Company 90 days, before the first anniversary of the mailing date of the notice of the preceding annual meeting of stockholders. A stockholder's notice shall set forth as to each matter that the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and address, as they appear on the Company's books, of the stockholder who intends to propose such business, (iii) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such proposed business. The officer or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8 and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. The notice of a stockholder's intent to nominate a person for election as a director of the Company shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to serve as a director if elected); and (ii) as to the stockholder giving the notice: (x) the name and address, as they appear on the Company's books, of such stockholder and (y) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder. The officer or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 9. INFORMAL ACTION BY STOCKHOLDERS. Except to the extent prohibited by the 1940 Act, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the matter and all of the stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights that they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.


ARTICLE II
BOARD OF DIRECTORS

     SECTION 1. ELECTION, QUALIFICATIONS AND POWERS. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office, provided, however, that the number of directors shall in no event be less than three (3) nor more than fifteen (15), except that (a) if there is no stock outstanding the number of directors may be less than three (3) but not less than one
(1), and (b) if there is stock outstanding the number of directors may be less than three (3) but not less than the number of stockholders. The business, affairs and property of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or these Bylaws required to be exercised or done by the stockholders. The members of the Board of Directors shall be elected by the stockholders, and each director shall hold office until his successor shall have been duly elected and qualified, until he shall have resigned, or until he shall have been removed as provided in Section 11 of the
Article II. No individual can stand for election or reelection, or be appointed to fill a vacancy, if he or she has attained 70 years of age or older.

     SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice on such dates as the Board may from time to time determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors either in writing or by vote at a meeting.

     SECTION 4. NOTICE OF SPECIAL MEETINGS. Notice of the place, day and hour of every special meeting shall be delivered personally to each director or mailed, telegraphed or cabled to his address on the books of the Corporation at least one (1) day before the meeting. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who is present thereat, or if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof.

     SECTION 5. PLACE OF MEETINGS. The Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.

     SECTION 6. QUORUM AND BOARD ACTION. Except as otherwise provided by statute, by these by-laws, or by the Articles of Incorporation:
(a) one-third (1/3) of the entire board of Directors, but in no case less than two (2) directors unless there is only one (1) director of the Corporation, in which case one (1) director shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board; (b) the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board, and (c) if at any meeting there be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time, but not for a period greater than thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     SECTION 7. INFORMAL ACTION BY BOARD OF DIRECTORS AND COMMITTEES. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, provided, however, that such written consent shall not constitute approval of Directors by vote cast in person at a meeting. Written consent by means of telecopy shall constitute a valid consent as of the time of receipt.

     SECTION 8. CHAIRMAN. The Board of Directors may at any time appoint one of its members as Chairman of the Board who shall serve at the pleasure of the Board and who shall perform and execute such duties and powers as may be conferred upon or assigned to him by the Board or these Bylaws, but who shall not by reason of performing and executing these duties and powers be deemed as officer or employee of the Corporation.

     SECTION 9. ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by a majority of the directors present shall preside, and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chairman, shall act as the secretary.

     SECTION 10. VACANCIES. Any vacancy on the Board of Directors occurring by reason of any increase in the number of directors may be filled by a majority of the entire Board of Directors. Any vacancy on the Board of Directors occurring for any other cause may be filled by a majority of the remaining members of the Board of Directors, whether or not these members constitute a quorum under Section 6 of this Article II. Any director so chosen to fill a vacancy shall hold office until the next annual meeting of stockholders called for the purpose of electing a Director or Directors, and until his successor has been duly elected and qualified.

     SECTION 11. REMOVAL. At any meeting of the stockholders called for that purpose, the stockholders of the Corporation may remove from office any director, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors, and another director may be elected in the place of the director so removed to serve for the remainder of the term of the removed director.

     SECTION 12. RESIGNATIONS. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 13. COMMITTEES. The Board of Directors may appoint from among its members an executive and other committees of the Board composed of two (2) or more directors. To the extent permitted by law, the Board of Directors may delegate to any such committee or committees any of the powers of the board of Directors in the management of the business, affairs and property of the Corporation and may authorize any such committee or property of the Corporation and may authorize any such committees to cause the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of the absent member.

     SECTION 14. TELEPHONE CONFERENCE. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

     SECTION 15. COMPENSATION OF DIRECTORS. Any director, whether or not he is a compensated officer, employee, agent or contractor of the Corporation, may be compensated for his services as director or as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the directors may from time to time determine.


ARTICLE III
OFFICERS

     SECTION 1.	NUMBER.  The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.
Any officer may hold more than one office in the Corporation, except that an officer may not serve concurrently as both the President and a Vice President.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors and, subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

     SECTION 3. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. REMOVAL. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board may remove any officer of the Corporation at any time with or without cause.

     SECTION 5. PRESIDENT. The President shall be the chief executive office of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He, or such persons as he shall designate, shall sign, execute, acknowledge, verify, deliver and accept, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board of Directors, except in the case where the signing, execution, acknowledgement, verification, delivery or acceptance thereof shall be delegated by the Board to some other officer or agent of the Corporation, and, in general, he shall have general executive powers as well as other powers and duties as from time to time may be conferred upon or assigned to him by the Board.

     SECTION 6. THE VICE PRESIDENTS. In the absence or disability of the President, or when so directed by the President, any Vice President designated by the Board of Directors may perform any and all of the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President, provided, however, that no Vice President shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation of ex-officer, except when designated by the Board. Each Vice President shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

     SECTION 7. THE SECRETARY. The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose, he shall see that notices of meetings of the stockholders and the Board of Directors are given and that all records and reports are properly kept and filed by the Corporation as required by law, he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word "(SEAL)" adjacent to the signature of the authorized officer of the Corporation; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

     SECTION 8. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Secretary.

     SECTION 9. THE TREASURER. Subject to the provisions of any contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities, he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf, and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

     SECTION 10. ASSISTANT TREASURERS. Each Assistant Treasurer shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the President.

     SECTION 11. COMPENSATION OF OFFICERS. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board to so do. No officer shall be precluded, except as determined by the Board of Directors or any such committee thereof, from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE IV
STOCK

     SECTION 1. CERTIFICATES. Each stockholder shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held by him, signed by the President, a Vice President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, which signatures may be either manual or facsimile signatures, and sealed with the seal of the Corporation, which seal may be either facsimile or any other form of seal. Stock certificates shall be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors.

     SECTION 2. TRANSFER OF SHARES. Transfers of shares shall be made on the books of the Corporation at the direction of the person named on the Corporation's books or named in the certificate or certificates for such shares (if issued), or by his attorney lawfully constituted in writing, upon surrender of such certificate or certificates (if issued) properly endorsed, together with a proper request for redemption, to the Corporation's Transfer Agent, with such evidence of the authenticity of such transfer, authorization and such other matters as the Corporation or its agents may reasonably require, and subject to such other reasonable terms and conditions as may be required by the Corporation or its agents; or, if the Board of Directors shall by resolution so provide, transfer of shares may be made in any other manner permitted by law.

     SECTION 3. TRANSFER AGENTS AND REGISTRARS. The corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define.
No certificate of stock shall be valid until countersigned by a Transfer Agent, if the corporation shall have a Transfer Agent, or until registered by a Registrar, if the Corporation shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

     SECTION 4. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issuance of a new stock certificate in lieu of any stock certificate lost, stolen, destroyed or mutilated, upon such terms and conditions as the Board may direct. The Board may in its discretion refuse to issue such a new certificate, unless ordered to do so by a court of competent jurisdiction.

     SECTION 5. STOCK LEDGERS. The Corporation shall not be required to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the Transfer Agent of the Corporation's capital stock.

ARTICLE V
SEAL

     The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE VI
SUNDRY PROVISIONS

     SECTION 1. AMENDMENTS. (a) By Stockholders. Bylaws may be adopted, altered, amended or repealed in the manner provided in Section 5 of Article I hereof at any annual or special meeting of the stockholders.
(b) By Directors. Bylaws may be adopted, altered, amended or repealed in the manner provided in Section 6 of Article II hereof by the Board of Directors at any regular or special meeting of the Board.

     SECTION 2. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director of officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the General Laws of the State of Maryland, the Securities Act of 1933 and Investment Company Act of 1940, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

b) ADVANCES. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Section 2, shall be entitled to advances from the corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the General Laws of the State of Maryland, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force.

c) PROCEDURE. On the request of any current or former director or officer requesting indemnification or an advance under this Section 2, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the General Laws of the State of Maryland, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, whether the standards required by this Section 2 have been met.


d) OTHER RIGHTS. The indemnification provided by this Section 2 shall not be deem exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.


Amended: 6/1/2009; 4/27/2012